UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2025

Ondas Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 1410, Boston, MA 02210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2025, Ondas Holdings Inc. (the “Company” or “Ondas”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the Company’s underwritten public offering (the “Offering”) of 46,160,000 shares (the “Firm Shares”) of its common stock, par value $0.0001 per share (“Common Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option (the “Option”) to purchase an additional 6,924,000 shares of Common Stock (the “Option Shares,” and together with the Firm Shares, the “Shares”).

The Shares were offered, issued, and sold pursuant to a prospectus supplement and accompanying prospectus that form part of an effective shelf registration statement on Form S-3 (File No. 333-286642), which was filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2025 and was declared effective on April 25, 2025.

On August 14, 2025, the Company closed the Offering and issued the Shares. The public offering price for each Share was $3.25. The net proceeds to the Company from the Offering are approximately $141.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital, general corporate purposes and potential strategic transactions, including acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies.

The Underwriting Agreement includes customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and were subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 1.1 to this Current Report on Form 8-K (the "Form 8-K"), which is incorporated herein by reference.

A copy of the opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On August 12, 2025, the Company issued a press release announcing the launch of the Offering. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. Also, on August 13, 2025, the Company issued a press release announcing the pricing of the Offering. The press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 13, 2025, by and between the Company and Oppenheimer & Co. Inc., as representative of the several underwriters named in Schedule I thereto.
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
99.1	Press Release, dated August 12, 2025.
99.2	Press Release, dated August 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

Statements made in this Current Report on Form 8-K that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the intended use of net proceeds of the offering. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties relate, among other things, to fluctuations in our stock price and changes in market conditions. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2025	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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